Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 29, 2023, relating to the consolidated financial statements of Construction Partners, Inc. and Subsidiaries (the Company), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2023.

/s/ RSM US LLP

Birmingham, Alabama
June 18, 2024